Exhibit 10.1.8

CONFIRMATION AND AMENDMENT OF MASTER PARTICIPATION AGREEMENT

THIS CONFIRMATION AND AMENDMENT OF MASTER PARTICIPATION AGREEMENT (“Confirmation and Amendment”), is executed to be effective as of the 26th day of October, 2021, by and between HOME POINT FINANCIAL CORPORATION, a New Jersey corporation (hereinafter referred to as "Seller"), and MERCHANTS BANK OF INDIANA (hereinafter referred to as "Participant");

W I T N E S S E S T H A T:

WHEREAS, Seller and Participant entered into that certain Master Participation Agreement dated May 31, 2017 for a participation facility in the amount Six Hundred Million and 00/100 Dollars ($600,000,000.00), as subsequently increased to One Billion Two Hundred Million and 00/100 Dollars ($1,200,000,000.00) (as heretofore amended, modified or restated, referred to as the "Participation Agreement");

WHEREAS, among other terms specifically identified herein, Seller and Participant have agreed to modify certain terms of the Participation Agreement as more particularly described herein;

WHEREAS, Participant is willing to modify the Participation Agreement subject to, inter alia, the terms and conditions hereinafter specified and upon the condition that Seller makes the acknowledgements, agreements and confirmations set forth herein and executes all documents reasonably required by Participant to effectuate such modification.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Participant agree as follows:

1.Seller and Participant hereby agree that the maximum aggregate outstanding balance of Ownership Interests as set forth in Section 1.1 of the Participation Agreement (the "Maximum Participation Amount") shall be, and as of the date hereof is, further increased temporarily in the amount of One Billion Five Hundred Million and 00/100 Dollars ($1,500,000,000.00) through January 15, 2022, and on January 16, 2022, the maximum aggregate outstanding balance of Ownership Interests shall automatically be reduced to One Billion Two Hundred Million and 00/100 Dollars ($1,200,000,000.00), all on the terms and conditions subject to the limitations set forth in the Participation Agreement.

2.Seller acknowledges and confirms that the Participation Agreement continues in full force and effect. Seller reaffirms and ratifies all warranties, representations, provisions, conditions, terms, covenants and agreements set forth in the Participation Agreement.

3.Seller represents and warrants to Participant that (a) as of the effective date hereof, there exists no event of default under the Participation Agreement, or any condition that, with the giving of notice, lapse of time, or both, would constitute an event of default under the Participation Agreement, and (b) Seller has no defenses, offsets, claims or counterclaims against Participant under the Participation Agreement, or any other agreement, instrument, document or event executed or occurring in connection therewith.

4.Seller hereby agrees to reimburse Participant upon demand for all costs and expenses incurred by Participant in connection with the amendment and modification of the terms and conditions of the Participation Agreement pursuant to this Confirmation and Amendment, including but not limited to all premiums and fees of any title insurance company in connection with issuing any endorsement required by Participant to any policy of title insurance, all recording fees and all reasonable attorneys’ fees and expenses.

5.This Confirmation and Amendment shall be binding upon and inure to the benefit of Seller and Participant and their respective successors, assigns and legal representatives.

6.The undersigned, executing this Confirmation and Amendment for and on behalf of Seller, certifies and represents to Participant that s/he is duly authorized by all action necessary on the part of Seller to execute and deliver this document and that this document constitutes a legal, valid and binding obligation of Seller in accordance with its terms. This agreement may be executed and delivered in multiple counterparts, including by electronic signature and transmission, each of which when so executed and delivered shall be an original, and all of which together shall constitute one and the same instrument.

7.This Confirmation and Amendment shall be governed by and construed in accordance with the laws of the State of Indiana.

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IN WITNESS WHEREOF, the undersigned have caused this Confirmation and Amendment of Master Participation Agreement to be executed effective as of the date first above written.

Seller: HOME POINT FINANCIAL CORPORATION By: /s/ Joseph Ruhlin Name: Joseph Ruhlin Title: Treasurer

Participant: MERCHANTS BANK OF INDIANA By: /s/ Kelly Horvath Name: Kelly Horvath Title: Vice President